UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 16, 2007, the Compensation and Management Succession Committee (the “Committee”) of the Board of Directors of Callaway Golf Company (the “Company”) approved the 2007 annual and long-term incentive programs discussed below for the following executive officers:

George Fellows, President and Chief Executive Officer

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer

Steven C. McCracken, Senior Executive Vice President and Chief Administrative Officer

David A. Laverty, Senior Vice President, Operations

Thomas Yang, Senior Vice President, International

Annual Incentive Program

On January 16, 2007, the Committee approved and adopted a Performance Unit Program under Section 10.2 of the Company’s 2004 Equity Incentive Plan. A copy of the Performance Unit Program is attached hereto as Exhibit 10.60. This program provides for the payment of cash performance awards to eligible participants based upon the achievement of goals relating to the performance of the Company or one of its business units and/or based upon the achievement of objectively determinable goals. It is intended that the payment of awards under this program would qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

On January 16, 2007, the Committee determined that each of the Company’s executive officers would be eligible to participate under the Performance Unit Program for 2007 (the “2007 Program”). The Committee also set the performance goals and other program terms for the 2007 Program. Under the 2007 Program, a pool of funds is accrued based upon the Company’s achievement of certain net sales and net income goals for 2007. The amount accrued is subject to the achievement of certain minimum performance thresholds and is subject to certain limits beyond which no additional amounts would be accrued regardless of Company performance. The aggregate amount of funds, if any, accrued at the end of the year would then be eligible for payment to the executive officers.

Although the payout of the accrued funds is ultimately at the discretion of the Committee, the Committee has set forth guidelines for the payment of any funds accrued under the 2007 Program. These guidelines include a target award for each of the executive officers. The target award is set forth as a percentage of base salary. The target award as a percentage of base salary for each of the executive officers for 2007 is as follows: 100% for Mr. Fellows; 60% for Messrs. McCracken and Holiday; and 50% for Messrs. Laverty and Yang. Payment of the target award is determined by the Committee based on the Company’s achievement of targeted sales and net income goals as well as an officer’s achievement of individual performance objectives approved by the Committee. Subject to certain threshold and maximum performance limits, performance above or below the targeted levels generally results in an award above or below the targeted award. At threshold performance, the executive officer could earn 50% of the target award and at maximum performance or above the executive officer could earn up to 150% of the target award. Performance below threshold would result in no payout.

Long-Term Incentive Program

On January 16, 2007, the Committee approved the 2007 long-term incentive awards for the Company’s executive officers. These awards consist of the grant of stock options, restricted stock units and performance cash units. The awards granted to each of the executive officers is set forth below:

Name	No. Stock Options	No. Restricted Stock Units	No. Performance Cash Units
George Fellows	276,769	74,229	1,066,667
Steven C. McCracken	34,597	9,279	133,333
Bradley J. Holiday	34,597	9,279	133,333
David A. Laverty	7,806	2,094	30,082
Thomas Yang	25,948	6,959	100,000

The Committee has adopted guidelines for the granting of equity-based compensation awards. Under these guidelines, all annual equity award grants to executive officers are to be approved by the Committee at its January meeting and all such grants are to be made effective as of the date of approval. Consistent with these guidelines, all of the 2007 long-term awards set forth above were approved at the Committee’s January 16, 2007 meeting and were made effective as of that date.

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The stock options have an exercise price equal to the fair market value of the Company’s common stock on the effective date of grant. The stock options vest over a three year period with one-third vesting at the end of each year from the date of grant. The stock options expire no later than January 16, 2017. The Form of Notice of Grant of Stock Option and Option Agreement for the executive officers is filed herewith as Exhibit 10.61 and is incorporated herein by this reference.

Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock upon vesting. The restricted stock units are scheduled to vest on January 16, 2010. The restricted stock unit awards provide for the accrual of dividend equivalent rights in the form of additional units but the additional units do not vest unless and until the underlying awards vest. The Form of Restricted Stock Unit Grant for the executive officers is filed herewith as Exhibit 10.62 and incorporated herein by this reference.

The performance cash units represent the right to receive $1.00 for each unit if the Company achieves certain performance goals for the three year performance period from January 1, 2007 through December 31, 2009. The actual number of performance units earned is ultimately determined based on the degree to which the Company meets financial targets as of the end of the performance period. For the 2007-2009 performance period, the financial target metric is Average Economic Profit Spread, which is based on return on invested capital less the Company’s weighted average cost of capital. Subject to certain threshold and maximum performance limits, performance above or below the target level generally results in an award above or below the target award. At threshold performance, the executive officer could earn 50% of the target award and at maximum performance or above could earn 200% of the target award. Performance below the threshold would result in no payout. The Form of Performance Unit Grant for executive officers is filed herewith as Exhibit 10.63 and is incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
10.60	Performance Unit Program

10.61	Form of Notice of Grant of Stock Option and Option Agreement

10.62	Form of Restricted Stock Unit Grant

10.63	Form of Performance Unit Grant

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: January 19, 2007	By:	/s/ Bradley J. Holiday
Bradley J. Holiday
Senior Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.60	Performance Unit Program

10.61	Form of Notice of Grant of Stock Option and Option Agreement

10.62	Form of Restricted Stock Unit Grant

10.63	Form of Performance Unit Grant

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